                                                                    EXHIBIT 10.7


                             STOCKHOLDERS AGREEMENT

                  This STOCKHOLDERS AGREEMENT is dated as of June 16, 1997, by and among Plainwell Holding Company, a Delaware corporation (the "Company"), Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), CCT II Partners, L.P., a Delaware limited partnership ("CCT"), Brenton Halsey (the "Investor"), Larkspur Capital Corporation ("Larkspur"), William L. New and any executives of the Company and its Subsidiaries acquiring Common Stock (as defined below) from the Company after the date hereof and executing a joinder hereto in the form attached hereto as Exhibit A (collectively, the "Executives", and individually as an "Executive"), and the persons set forth on the Individual Purchaser Signature Page attached hereto (collectively referred to herein as the "Individual Purchasers", and individually as an "Individual Purchaser"). CVC, CCT, the Investor, Larkspur, the Individual Purchasers and each of the Executives and their respective Permitted Transferees (as defined below) are collectively referred to as the "Stockholders" and individually as a "Stockholder".

                  CVC has purchased (i) shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), (ii) shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common"), and (iii) stock purchase warrants to purchase shares of Class B Common (together with all warrants issued in substitution or replacement therefor, the "CVC Warrant"), pursuant to a CVC Securities Purchase Agreement, dated as of the date hereof, by and between CVC and the Company (the "CVC Securities Purchase Agreement").

                  Each Executive (other than William L. New) will purchase shares of the Company's Class B Common, pursuant to certain purchase agreements (collectively, the "Executive Securities Purchase Agreements"), dated as of the date hereof, by and between such Executive and the Company.

                  William L. New has purchased shares of Class A Common and shares of Class B Common pursuant to an Executive Stock Purchase Agreement, dated as of the date hereof, by and between the Company and William L. New.

                  CCT will purchase shares of Class A Common and shares of Class B Common pursuant to a Securities Purchase Agreement by and between CVC and CCT (the "CCT Purchase Agreement").

                  The Individual Purchasers have purchased shares of Class A Common and shares of Class B Common pursuant to a Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Individual Purchasers (the "Securities Purchase Agreement").

                  The Investor has purchased shares of Class A Common and shares of Class B Common pursuant to an Investor Stock Purchase Agreement, dated as of the date hereof, by and between the Company and the Investor.
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                  Larkspur has purchased shares of Class B Common pursuant to a
Stock Purchase Agreement, dated as of the date hereof, by and between the Company and Larkspur (the "Larkspur Agreement").

                  The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board (as defined below), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares (as defined below) may be transferred.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Approved Sale" means the sale of the Company, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Approving Stockholders) (a) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Stock or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by the Board and holders of a majority of the outstanding CVC Stockholder Shares, voting together as a single class (the "Approving Stockholders"), and (c) pursuant to which all holders of Common Stock receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

                  "Board" means the Company's board of directors.

                  "Common Stock" means, collectively, the Class A Common and the Class B Common, and any other class of common stock of the Company and any other class of securities of the Company which is not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                  "CVC Stockholder Shares" means all Stockholder Shares issued or issuable to CVC and its Affiliates.



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                  "Executive Shares" means Stockholder Shares owned by
Executives or their Permitted Transferees.

                  "Family Group" means, with respect to an individual Stockholder, such Stockholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Stockholder and/or such Stockholder's spouse, their respective ancestors and/or descendants (whether natural or adopted).

                  "Other Stockholders" means, with respect to a Stockholder, all Stockholders other than such Stockholder.

                  "Ownership Ratio" means, as to a Stockholder at the time of determination, the percentage obtained by dividing the amount of shares of Common Stock held by such Stockholder on a fully-diluted basis at such time by the aggregate amount of shares of Common Stock outstanding on a fully-diluted basis at such time.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other business entity or a governmental entity or any department, agency or political subdivision thereof.

                  "Plainwell" means Plainwell Paper Company, a Michigan corporation and wholly owned subsidiary of the Company.

                  "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

                  "Qualified Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock having an aggregate value of at least $25 million.

                  "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or CVC or any of its Affiliates believes that there is a substantial risk of such assertion) that CVC is not entitled to hold, or exercise any significant right, with respect to, the CVC Stockholder Shares.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Stockholder Shares" means (i) any Common Stock issued or issuable to the Stockholders on the date hereof, including, without limitation, any Common Stock acquired by, or issued or issuable to, the Stockholders upon exercise of the CVC Warrant, (ii) any other equity securities of the Company acquired by or issued or issuable to the Stockholders on the date hereof, and
(iii) any equity securities issued or issuable to the Stockholders directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split in connection with a combination of shares, recapitalization, merger, consolidation, or other


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
reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold in a Public Sale, an Approved Sale, or upon the consummation of a Qualified Public Offering. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

                  "Transaction Documents" means the following agreements, all of which are dated as of the date hereof, as amended from time to time: this Agreement, the Registration Rights Agreement by and among the parties hereto, the CVC Securities Purchase Agreement, the Executive Securities Purchase Agreements, the Securities Purchase Agreement, the Stock Purchase Agreement, the CVC Warrant, the Investor Stock Purchase Agreement, the CCT Purchase Agreement, and the Larkspur Agreement.

                  2.       Board of Directors.

                  (a) Until the provisions of this Section 2 cease to be effective, to the extent permitted by law, each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                   (i) the authorized number of directors on the Board shall be established and maintained at five, and will be designated as follows:

                      (A) William L. New shall be a director of the Company for so long as he is the duly elected and acting Chief Executive Officer of Plainwell, and thereafter such directorship shall be held by the duly elected

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                                    Chief Executive Officer of Plainwell;
                                    provided, that if there is not a duly
                                    elected Chief Executive Officer of
                                    Plainwell, such director shall be designated by the holders of a majority of the Class A Common;

                      (B) George E. Mangarelli shall be a director of the Company for so long as he is the duly elected and acting Chief Financial Officer of Plainwell, and thereafter such directorship shall be held by the duly elected Chief Financial Officer of Plainwell; provided, that if there is not a duly elected Chief Financial Officer of Plainwell, such director shall be designated by the holders of a majority of the Class A Common;

                      (C) Two directors to be designated by the holders of the majority of the CVC Stockholder Shares (the "CVC Directors"); and

                      (D) One director to be designated by the holders of a majority of the Class A Common (the "Outside Director");

                  (ii) the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the Board;

                 (iii) the Board and each Sub Board shall create a Compensation Committee, which shall consist of the two CVC Directors and the Outside Director;

                  (iv) any committees of the Board or a Sub Board (other than the Compensation Committee) shall be created only upon the approval of the CVC Directors and a majority of the voting power of the Board and the composition of each such committee (if any) shall consist of not more than three Persons, at least one of which will be a CVC Director;

                   (v) any director shall be removed from the Board, a Sub Board or any committee thereof (with or without cause) at the written request of the Stockholder or Stockholders which have the right to designate such a director hereunder, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote or consent of the Stockholders referred to in clause (i)(A), (i)(B),
         (i)(C), or (i)(D) as the case may be); provided however that in no case may the directors referred to in clauses (i)(A) and (i)(B) be removed from the Board or Sub Board as long as such directors are duly elected and acting in the offices set forth in clauses (i)(A) and (i)(B), respectively;

                  (vi) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or such Sub Board or committee shall be filled by a representative designated by the Stockholders referred to in clause (i)(A), (i)(B), (i)(C), or (i)(D), as the case may be.

                  (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any Sub Board and any


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committee thereof. In addition, the Company shall pay such additional compensation to directors who are not employees of the Company or any of its Subsidiaries as the Board so determines; provided, that no such additional compensation shall be paid to directors who are employees of CVC or its Affiliates or employees or Affiliates of any other stockholder of the Company.

                  (c) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon a Qualified Public Offering.

                  (d) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the election of a Person to such directorship shall be accomplished in accordance with the Company's bylaws, certificate of incorporation, and applicable law; provided, that such party may replace such Person as a director with a representative pursuant to this Section 2. In the event that any provision of the Company's bylaws or certificate of incorporation is inconsistent with any provision of this Section 2, the Stockholders shall take such action as may be necessary to amend any such provision in the Company's bylaws or certificate of incorporation to remedy such inconsistency.

                  3. Conflicting Agreements. Each Stockholder (i) represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and (ii) agrees that (x) no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and (y) any such grant shall be void.

                  4.     Restrictions on Transfer of Stockholder Shares.

                  (a) Tag Along Rights. Subject to Sections 4(c) and 4(d), at least 15 days prior to any sale (other than a Public Sale), transfer, assignment, pledge or other disposal (a "Transfer") of Stockholder Shares by a Stockholder, the Stockholder making such a transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each of the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of any class equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Stockholder by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders participating in such Transfer and (ii) the aggregate number of Stockholder Shares to be sold in the contemplated Transfer. Each Stockholder transferring Stockholder Shares pursuant to this Section 4(a) shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect


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
to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares; provided, that no Stockholder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such Transfer).

                  (b) First Refusal Rights. Subject to Sections 4(c) and 4(d), at least 60 days prior to any Transfer of Stockholder Shares by any Executive, or any of their Permitted Transferees (other than pursuant to an Approved Sale), the Person making such Transfer (the "Offering Stockholder") shall deliver a written notice (the "Transfer Notice") to the Company and CVC specifying in reasonable detail the identity of the prospective transferee(s), the number of shares proposed to be transferred, the proposed purchase price (which shall be payable solely in cash) and the other terms and conditions of the Transfer. The Company may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Offering Stockholder within 30 days after the Transfer Notice has been delivered to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be transferred, CVC (or its designee) may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Offering Stockholder within 30 days after the Transfer Notice has been given to CVC (the "CVC Option Period"). If neither the Company nor CVC (or its designee) elects to purchase all of the Stockholder Shares specified in the Transfer Notice, then the Offering Stockholder may transfer the Stockholder Shares specified in the Transfer Notice to the designated transferee at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 60-day period immediately following the expiration of the CVC Option Period. Any Stockholder Shares not transferred within such 60-day period will be subject to the provisions of this Section 4(b) upon subsequent transfer.

                  (c)    Permitted Transfers. The restrictions contained in this
Section 4 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of an individual Stockholder, pursuant to applicable laws of descent and distribution or to any member of such Stockholder's Family Group, (ii) in the case of Executive Shares, pursuant to a redemption by the Company of such Executive Shares under the terms and conditions of that certain Executive Employment and Stock Purchase Agreement by and between the Company and such Stockholder, and (iii) in the case of CVC and CCT, (A) among their Affiliates, employees and consultants, (B) to any employee, prospective employee, director or prospective director of the Company or any Affiliate of the Company, (C) to any former or prospective employee, director or prospective director of CVC or any Affiliate of CVC, (D) to any Person in order to resolve a Regulatory Problem or (E) to CVC (in the case of CCT) or CCT (in the case of CVC); provided, that the restrictions contained in this Section 4 shall continue to be applicable to such Stockholder Shares after any such Transfer; and provided further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in substantially the form attached hereto as Exhibit A. All transferees permitted under this Section 4(c) are collectively referred to herein as "Permitted Transferees."

                  (d) Termination of Restrictions. The restrictions set forth in this Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the Transfer of such


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
Stockholder Share in a Public Sale or an Approved Sale, or (ii) the consummation of a Qualified Public Offering.

                  5.    Sale of the Company.

                  (a)   In the event of an Approved Sale, each Stockholder will
(i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of stock, each Stockholder will agree to sell its Stockholder Shares on the terms and conditions of the Approved Sale. Each Stockholder will take all necessary and desirable actions as directed by the Board and the Approving Stockholders in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement and granting identical indemnification rights (to the extent of the consideration received by such Stockholder in connection with the Approved Sale). Each Stockholder required to make indemnification payments in connection with any Approved Sale shall have a right to recover from the Other Stockholders to the extent that the amount required to be paid by such Stockholder was disproportionate to the proportion of the total consideration received by all Stockholders, compared to the consideration actually received by such Stockholder.

                  (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Other Stockholders will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule
501) reasonably acceptable to the Company. If any Other Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Other Stockholder declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

                  (c) All Stockholders will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholder on its own behalf will not be considered costs of the transaction hereunder.

                  (d) This Section 5 shall automatically terminate upon a Qualified Public Offering.

                  6. Legend. In addition to any legend required by any other Transaction Document, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE __, 1997, AND HAVE


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
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JUNE __, 1997, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

                  7. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

                  8.    Transfer of Stockholder Shares.

                  (a) Stockholder Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) subject to the provisions of Section 4 above, Rule 144 or Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission if such rule is available, and (iii) subject to Section 4 or 5 and Section 8(b) below, any other legally available means of Transfer.

                  (b) In connection with the Transfer of any Stockholder Shares other than a Transfer described in clause (i) or (ii) of Section 8(a) above, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the legend set forth in Section 6 above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 8 and Section 6 above.

                  (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission.



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
                  (d) Upon the request of any holder of Stockholder Shares, the Company shall remove the legend set forth in Section 6 above from the certificates for such holder's Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

                  9. Pre-emptive Rights. If the Company issues any shares of Common Stock (other than shares of Common Stock issuable upon exercise of the CVC Warrant and upon exercise of incentive stock options to be issued to certain members of management of the Company) or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock in each case, after the date hereof to CVC or any Affiliate of CVC, the Company will offer to sell to each Other Stockholder a number of such securities ("Offered Shares") so that the Ownership Ratio immediately after the issuance of such securities for each Stockholder would be equal to the Ownership Ratio for such Stockholder immediately prior to such issuance of securities. The Company shall give each Stockholder at least 30 days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Stockholder will be entitled to purchase such securities at the same price, on the same terms, and at the same time as the securities are issued by delivery of written notice to the Company of such election within 15 days after delivery of the Issuance Notice (the "Election Notice"); provided, that if more than one type of security was issued, each Stockholder shall, if it exercises its rights pursuant to this Section 9, purchase such securities in the same ratio as issued. If any of the Stockholders have elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within 10 days) after the delivery of the Election Notice. In the event that any Stockholder elects to purchase Offered Shares, at such Stockholder's request (which request shall be included in the Election Notice), the Company shall issue to such Stockholders, in lieu of the securities constituting Offered Shares, nonvoting securities which shall otherwise be identical in all respects to such securities constituting Offered Shares, except that it (i) shall be nonvoting, (ii) shall be convertible into a voting security (including the securities constituting Offered Shares) on such terms as are requested by such Stockholder in light of the applicable regulatory considerations then prevailing, and (iii) may not, at Stockholder's request, be a common equity security. In the event any Stockholder elects not to exercise its rights pursuant to this Section 9, no other Stockholder shall have the right to purchase the securities offered to such Stockholder.

                  10. Termination. This Agreement will automatically terminate and be of no further force or effect immediately after the earlier of the consummation of (i) an Approved Sale or (ii) a Qualified Public Offering.

                  11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of not less than 51% of the Stockholder Shares, respectively; provided, that no such modification, amendment or waiver which adversely and prejudicially affects an Executive or the Executives vis-a-vis all Other Stockholders shall be effective against such Executive or Executives without the prior written consent of the holders of not less than 51% of the Executive Shares. For the avoidance of doubt, adding another party to this Agreement by execution of a joinder in the form of Exhibit A and pursuant to the provisions of Section 4(c) above without amending or modifying any material provision of this Agreement is not an action which, in and of itself, affects any Stockholder adversely and prejudicially vis-a-vis Other Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13. Entire Agreement. Except as otherwise expressly set forth herein, this document and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

                  15. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  16. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, CVC and any Executive may in his, hers, or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  17. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           Plainwell Holding Company
                           c/o Simpson Plainwell Paper Company
                           200 Allegan Street
                           Plainwell, Michigan  49080
                           Attention:  Chief Executive Officer
                           Telecopy No.: (616) 685-2597

                  With copies (which shall not constitute notice) to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue, 14th Floor
                           New York, New York  10043
                           Attention:  John D. Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022-4675
                           Attention:  Kirk A. Radke, Esq.
                           Telecopy No.:  (212) 446-4900

                           Godfrey & Kahn, S.C.
                           780 North Water Street
                           Milwaukee, WI  53202-3590
                           Attention:  Thomas A. Myers, Esq.
                           Telecopy No.:  (414) 273-5198

                  To CVC:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, New York  10043
                           Attention:  John D. Weber
                           Telecopy No.:  (212) 888-2940

                  With a copy (which shall not constitute notice) to:

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022-4675
                           Attention:  Kirk A. Radke, Esq.
                           Telecopy No.:  (212) 446-4900

                  To CCT:

                           CCT II Partners, L.P.
                           399 Park Avenue, 14th Floor
                           New York, New York 10043
                           Attention:  John D. Weber
                           Telecopier:  (212) 888-2940

                  With a copy (which shall not constitute notice) to:

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022-4675
                           Attention:  Kirk A. Radke, Esq.
                           Telecopy No.:  (212) 446-4900

                  To Larkspur:

                           Larkspur Capital Corporation
                           445 Park Avenue
                           New York, NY  10022
                           Attention:  Robert L. Goodwin
                           Telecopy No.:  (212) 376-5791

                  To the Investor:

                           Brenton Halsey
                           c/o James River Corp.
                           120 Tredegar Street
                           Richmond, VA  23219

                  To any of the Executives:

                           c/o Simpson Plainwell Paper Company
                           200 Allegan Street
                           Plainwell, Michigan  49080

                           Attention:  [EXECUTIVE'S NAME]
                           Telecopy No.:  (616) 685-2597

                  With a copy (which shall not constitute notice) to:

                           Godfrey & Kahn, S.C.
                           780 North Water Street
                           Milwaukee, WI  53202-3590
                           Attention:  Thomas A. Myers, Esq.
                           Telecopy No.:  (414) 273-5198

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

                  18. GOVERNING LAW. THE CORPORATE LAW OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  19. WAIVER OF JURY TRIAL. THE COMPANY AND EACH SECURITYHOLDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE COMPANY AND EACH SECURITYHOLDER AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

                  20. Time is of the Essence. Each of the parties to this Agreement hereby agrees that time is of the essence in the performance of this Agreement and with respect to all duties and periods specified herein.

                  21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.


                                       PLAINWELL HOLDING COMPANY

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                       CITICORP VENTURE CAPITAL, LTD.

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                       CCT II PARTNERS, L.P.

                                       By:  CCT I Corporation
                                       Its:  General Partner

                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                       WILLIAM L. NEW


                                       ----------------------------------------

                                       BRENTON HALSEY


                                       ----------------------------------------

                              INDIVIDUAL PURCHASERS
                               SIGNATURE PAGE FOR
                             STOCKHOLDERS AGREEMENT





RICHARD CASHIN                             ALCHEMY, L.P.

                                           By:
---------------------------------             ---------------------------------
                                           Name:
                                           Title:

DAVID F. THOMAS                            JOHN D. WEBER



---------------------------------          ------------------------------------



NATASHA PARTNERSHIP                        JAMES URRY


By:
    -----------------------------          ------------------------------------
Name:
Title:


JOSEPH SILVESTRI


---------------------------------

                               SIGNATURE PAGE FOR
                             STOCKHOLDERS AGREEMENT


LARKSPUR CAPITAL CORPORATION

By:
  -----------------------------------

Name:
  -----------------------------------

Title:
   ----------------------------------

                                    EXHIBIT A

                               FORM OF JOINDER TO
                             STOCKHOLDERS AGREEMENT

                  THIS JOINDER to the Stockholders Agreement, dated as of June __, 1997 by and among Plainwell Holding Company, a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Agreement"), is made and entered into as of _________ by and between the Company and _________________ ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

                  WHEREAS, Holder has acquired certain shares of Common Stock ("Holder Stock"), and the Agreement and the Company requires Holder, as a holder of Common Stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

                  1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Stockholder [AND AN EXECUTIVE] for all purposes thereof. In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed Stockholder Shares for all purposes of the Agreement

                  2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

                  3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  4. Notices. For purposes of Section 17 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                              [Name]
                              [Address]
                              [Facsimile Number]

                  5. GOVERNING LAW. THE CORPORATE LAW OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING

EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  6. DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                   PLAINWELL HOLDING COMPANY


                                    By:
                                       ----------------------------------
                                    Name:
                                    Title:


                                    [HOLDER]


                                    By:
                                       ----------------------------------